Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any and all amendments thereto, with regard to the beneficial ownership of Class A Common Stock, par value $0.01 per share, of Liberty Oilfield Services Inc., a Delaware corporation, and further agree that this Joint Filing Agreement be included as an exhibit to the Statement on Schedule 13D. In evidence thereof the undersigned hereby execute this Agreement as of the 11th day of January, 2021.

Schlumberger Limited

By:	/s/ Saul R. Laureles
Name:	Saul R. Laureles
Title:	Director, Corporate Legal Affairs

Schlumberger B.V., By: Schlumberger Limited, its sole shareholder

By:	/s/ Saul R. Laureles
Name:	Saul R. Laureles
Title:	Director, Corporate Legal Affairs

Schlumberger Holdings Corporation By: Schlumberger B.V., its sole shareholder, By: Schlumberger Limited, its sole shareholder

By:	/s/ Saul R. Laureles
Name:	Saul R. Laureles
Title:	Director, Corporate Legal Affairs

Schlumberger Technology Corporation By: Schlumberger Holdings Corporation, By: Schlumberger B.V., its sole shareholder, By: Schlumberger Limited, its sole shareholder

By:	/s/ Saul R. Laureles
Name:	Saul R. Laureles
Title:	Director, Corporate Legal Affairs